EXHIBIT 23.5

[ANCHIN, BLOCK & ANCHIN LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2000 of iTRACT, LLC for the period May 12, 1999 (inception) to June 30, 1999, for the six months ended December 31, 1999 and for the period May 12, 1999 (inception) to December 31, 1999 and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                  /s/ ANCHIN, BLOCK & ANCHIN LLP

                                                      ANCHIN, BLOCK & ANCHIN LLP